As filed with the Securities and Exchange Commission on June 28, 2018

Registration No. 333-221083

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 8

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Insurance Income Strategies Ltd.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	98-1386473 (I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street

Hamilton, HM12 Bermuda

(441) 294-8000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Law Debenture Corporate Services Inc.

801 2nd Avenue, Suite 403

New York, NY 10017

212-750-6474

 (Name, address, including zip code, and telephone number including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joel L. Rubinstein Elliott M. Smith Winston & Strawn LLP 200 Park Avenue New York, NY 10166-4193 (212) 294-6700	Anthony J. Marsico Gregory Chin Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 (212) 692-6267

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 8 (the "Amendment") to the Registration Statement on Form S-1 (File No. 333-221083) (the "Registration Statement") of Insurance Income Strategies Ltd. is being filed solely for the purpose of filing certain exhibits to the Registration Statement and updating Item 16 of Part II of the Registration Statement. Accordingly, the Amendment consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the index to exhibits, the signatures and the filed exhibits and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

The exhibits filed herewith are set forth on the index to exhibits filed as a part of this Registration Statement beginning on page II-2 hereof.

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.
3.1*	Certificate of Incorporation of Insurance Income Strategies Ltd.
3.2*	Memorandum of Association of Insurance Income Strategies Ltd.
3.3*	Bye-Laws of Insurance Income Strategies Ltd.
3.4*	Form of Amended and Restated Bye-Laws of Insurance Income Strategies Ltd.
3.5*	Form of Certificate of Designation
4.1*	Form of Preferred Share Certificate.
5.1	Opinion of Appleby (Bermuda) Limited.
10.1*	Form of Quota Share Retrocessional Reinsurance Agreement between IIS Re Ltd. and Iris Reinsurance Ltd.+
10.2	Form of Services Agreement between IIS Re Ltd. and 1347 Advisors LLC.
10.3*	Form of Employment Agreement between Insurance Income Strategies Ltd. and Thomas C. Heise.†
10.4*	Preference Shareholder Agreement among IIS Re Ltd., Artex SAC Limited and Artex SAC Limited acting in respect of IIS CCG Segregated Account.
10.5	Form of Letter Agreement between Insurance Income Strategies Ltd. and 1347 Advisors LLC.
21.1*	List of subsidiaries of Insurance Income Strategies Ltd.
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).

*	Previously filed.

+	Confidential treatment has been requested or granted for certain portions omitted from this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

†	Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on June 28, 2018.

Insurance Income Strategies Ltd.

By:	/s/ Thomas C. Heise
Thomas C. Heise
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 28th day of June, 2018.

Signature	Title

/s/ Thomas C. Heise	Chief Executive Officer and Director
Thomas C. Heise	(Principal Executive Officer)

*	Interim Chief Financial Officer (Principal
Hassan Baqar	Financial and Accounting Officer)

*	Chairman of the Board of Directors
Larry Swets, Jr.

*	Director
R. Michael Powell

*	Director
Joshua S. Horowitz

*	Director
Daniel D. Schlemmer

*By:	/s/ Thomas C. Heise
Thomas C. Heise
Attorney-in-fact

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